Exhibit 10.1

Execution Version

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT (this “Amendment”) to the Loan and Security Agreement, dated as of August 11, 2015, as previously amended pursuant to that certain First Amendment thereto dated as of September 28, 2015, that certain Second Amendment thereto dated as of December 31, 2015, and that Third Amendment thereto dated as of February 25, 2016 (as so amended, the “Loan Agreement”), is made by and among MAST THERAPEUTICS, INC., a Delaware corporation (“Borrower”), HERCULES CAPITAL, INC. (formerly known as Hercules Technology Growth Capital, Inc.), a Maryland corporation, as administrative agent (“Agent”), and the lender party hereto (“Lender”), and shall be effective as of July 22, 2016.

RECITALS

A.Borrower, Agent and Lender are parties to the Loan Agreement.

B.The parties wish to amend the Loan Agreement, as provided herein.

C.The Loan Agreement may be amended pursuant to Section 11.3(b) thereof by the written agreement of Borrower, Agent and Lender (which, for the avoidance of doubt, is the Required Lender).

AGREEMENT

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Defined Terms. Capitalized terms used but not defined herein (including in the recitals) shall have the meanings assigned to such terms in the Loan Agreement.

SECTION 2.   Amendments to Loan Agreement. Subject to all of the terms and conditions set forth in this Amendment, the parties hereby agree to the following amendments to the Loan Agreement:

(a)  The definition of “Amortization Date” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

““Amortization Date” means July 1, 2016; provided, however, that if Borrower satisfies the Interest Only Extension Condition during the time period from July 2, 2016 through October 14, 2016, inclusive, then the Amortization Date shall initially mean July 1, 2016 but immediately upon achievement of the Interest Only Extension Condition, the Amortization Date shall be revised to mean March 1, 2017.”

(b)  The definition of “Interest Only Extension Condition” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

““Interest Only Extension Condition” means Borrower’s satisfaction of each of the following conditions: (a) no default or Event of Default under any Loan Document shall have occurred and be continuing, (b) Borrower has not made the Second Advance Prepayment pursuant to Section 2.4(b), and (c) Borrower has satisfied the Second Advance Prepayment Condition.”

(c)  The term “Second Advance Prepayment” shall be added to Section 1.1 of the Loan Agreement as follows:

““Second Advance Prepayment” has the meaning given to it in Section 2.4(b) of the Loan Agreement.”

(d)  The definition of “Second Advance Prepayment Condition” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

““Second Advance Prepayment Condition” means that, on or before October 14, 2016, Borrower shall have demonstrated, to the reasonable satisfaction of Agent, positive results in the EPIC Phase 3 study of vepoloxamer in patients with sickle cell disease.”

(e)  Section 2.1(d) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(d)Payment.  Borrower will pay interest on each Advance on the first Business Day of each month, beginning the month after the applicable Advance Date. Commencing on the Amortization Date, and continuing on the first Business Day of each month thereafter, until the Secured Obligations are repaid, Borrower shall repay the aggregate principal balance of the Advances that are outstanding on the day immediately preceding the Amortization Date, in equal monthly installments of principal and interest (“mortgage style”). The entire Term Loan principal balance and all accrued but unpaid interest hereunder shall be due and payable on Term Loan Maturity Date. After (A) any change in the Term Loan Interest Rate, the Amortization Date or the Term Loan Maturity Date or (B) the payment of the Second Advance Prepayment pursuant to Section 2.4(b), Agent shall recalculate future payments of principal and interest in substantially equal monthly installments to fully amortize the outstanding Term Loan principal balance over the remaining scheduled monthly payments hereunder prior to the Term Loan Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Lender will initiate debit entries to Borrower’s account as authorized on the ACH Authorization (i) on each payment date of all periodic obligations payable to Lender under each Advance, and (ii) out-of-pocket legal fees and costs incurred by Agent or Lender in connection with Section 11.11 and notified to Borrower in writing at least 10 Business Days prior to the payment of such legal fees and costs.”

(f)  Section 2.4(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(b)Unless Borrower has achieved the Second Advance Prepayment Condition on or before the date specified therein, on October 14, 2016, Borrower shall prepay an amount equal to $10,000,000 of the Term Loan principal balance and all unpaid fees and expenses accrued to such date (the “Second Advance Prepayment”); provided, however, that if prior to October 14, 2016, Borrower issues a public announcement of EPIC Phase 3 results which do not satisfy the Second Advance Prepayment Condition, Borrower shall make the Second Advance Prepayment promptly, but in any case, within three (3) Business Days of such announcement.  Notwithstanding anything to the contrary herein, Borrower shall not be required to pay any Prepayment Charge in connection with the Second Advance Prepayment pursuant to this Section 2.4(b). Borrower’s failure to make the Second Advance Prepayment required under this Section 2.4(b) shall constitute an Event of Default under Section 9.1.”

SECTION 3.  Condition to this Amendment. This Amendment shall become effective only if Borrower shall have delivered to Agent, as of the date hereof, an additional facility charge payment of $75,000.

SECTION 4.  Effect on Loan Documents. Except as specifically amended herein, all Loan Documents shall continue to be in full force and effect and are ratified and confirmed in all respects. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or Agent under any of the Loan Documents, and it shall not constitute a waiver of any provision of the Loan Documents. Any reference to the Loan Agreement in any other Loan Document shall be a reference to the Loan Agreement as amended by this Amendment.

SECTION 5.  Representations and Warranties. Borrower represents and warrants to Agent and Lender as follows:

(a)Borrower’s execution, delivery and performance of this Amendment, (i) has been duly authorized by all necessary corporate action of Borrower, (ii) will not result in the creation or imposition of any Lien upon the Collateral or the Intellectual Property, other than Permitted Liens and the Liens created by the Loan Documents, (iii) does not violate any provisions of Borrower’s Certificate of Incorporation, bylaws, or any law, regulation, order, injunction, judgment, decree or writ to which Borrower is subject, and (iv) does not violate any contract or agreement or require the consent or approval of any other Person which has not already been obtained. The individual or individuals executing this Amendment are duly authorized to do so.

(b)All of Borrower’s representations and warranties contained in the Agreement and all schedules related thereto are correct in all material respects on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

(c)No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute a default or an Event of Default.

(d)This Amendment has been duly executed and delivered on Borrower’s behalf by its duly authorized officer, and constitutes Borrower’s legal, valid and binding obligations, enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and the exercise of judicial discretion in accordance with general principles of equity.

SECTION 6.  Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of California.

SECTION 7.  Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile, .pdf or other electronic imaging means of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. Agent may also require that any such documents and signatures delivered by facsimile, .pdf or other electronic imaging means be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile, .pdf or other electronic imaging means.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

BORROWER:

MAST THERAPEUTICS, INC.

By:	/s/ Brandi Roberts
Name: Brandi Roberts
Title: Chief Financial Officer

AGENT:

HERCULES CAPITAL, INC.

By:	/s/ Jennifer Choe
Name: Jennifer Choe
Title: Assistant General Counsel

LENDER:

HERCULES TECHNOLOGY III, L.P.

By:	Hercules Technology SBIC Management, LLC, its
General Partner

By:	Hercules Capital, Inc., its Manager

By:	/s/ Jennifer Choe
Name: Jennifer Choe
Title: Assistant General Counsel

[SIGNATURE PAGE TO FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT]